CONVERTED COLLECTIVE BANCORP, INC. STOCK OPTION PLAN

                                       OF

                                 SUMMIT BANCORP.


I.     PURPOSE.

       At the effective time of the merger of Collective Bancorp, Inc. ("Collective") into Summit Bancorp. (the "Merger") options granted under the former Collective Bancorp, Inc. Incentive Stock Option Plan (the "Collective Bancorp Plan"), or the former Collective Federal Savings and Loan Association Stock Option Plan (the "Collective Federal Plan") (together, the "Collective Plans") relating to the purchase of the Common Stock, par value $.01 per share, of Collective were converted into options (individually, an "Option", collectively, the "Options") relating to the purchase of the Common Stock, par value $1.20 per share, of Summit Bancorp ("Summit"). The Converted Collective Bancorp, Inc. Stock Option Plan of Summit Bancorp (the "Plan") exists solely to administer the exercise of Options and consists principally of the administrative terms of the Collective Plans. No grants may be made under the Plan.


II.    DEFINITIONS.

       (a) Code. "Code" means the Internal Revenue Code of 1986, as amended.

       (b) Collective Bancorp Options. "Collective Bancorp Options" are defined to be options granted under the Collective Bancorp Plan which were outstanding on the effective date of the Merger and currently represent Options.

       (c) Collective Federal Options. "Collective Federal Options" are defined to be options granted under the Collective Federal Plan which were outstanding on the effective date of the Merger and currently represent Options.

       (d) Committee. "Committee" is defined to mean the Compensation Committee of the Board of Directors of Summit.

       (e) Common Stock. "Common Stock" is defined to be the common stock, par value $1.20 per share, of Summit.

       (f) Disability. "disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an Optionee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Committee must advise the Committee that it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of said Optionee's lifetime.

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       (g) Discharged for Cause.  "Discharged  for Cause" means the  termination upon an intentional failure to perform stated duties or breach of a fiduciary duty involving personal dishonesty, which results in a substantial loss to Summit or one of its affiliates or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order which results in substantial loss to Summit.

       (h) Fair Market Value.

           (1) "Fair Market Value" with respect to a share or shares of Common Stock shall be determined as follows:

               (A) Fair Market Value shall be determined in accordance with the Code or regulations promulgated thereunder where the Code or regulations under the Code require fair market value of Common Stock to be determined in accordance with its or their provisions;

               (B) If subsection (h)(1)(A) above does not apply, Fair Market Value shall be determined as follows: If Common Stock is listed on one or more national securities exchanges in the United States or admitted to trading on one or more national securities exchanges in the United States pursuant to unlisted trading privileges granted by such exchanges (and approved by the U.S. Securities and Exchange Commission) on the date as of which fair market value must be or is to be established (a "valuation date"), Fair Market Value shall be deemed to be closing sale price at which Common Stock is sold on such national securities exchanges, considered on a composite basis, on the valuation date. If Common Stock is not traded on any of such exchanges on a relevant valuation date, or none of such national securities exchanges are open for business on the relevant valuation date, the valuation date shall become the closest preceding date on which any of such exchanges shall have been open for business and Common Stock shall have been traded.

           (2) Notwithstanding any of the foregoing, the Committee shall at all times retain the power to establish fair market value in the event that, in its discretion, it determines that extraordinary circumstances or conditions have affected trading in Common Stock on one or more of such exchanges such that, in it's judgment, the Fair Market Value determined in accordance with subsections
(h)(1)(B) above does not reflect the true fair market value of Common Stock on the relevant valuation date. For all purposes under this Plan, the determination by the Committee of the fair market value shall be conclusive.

       (i) Grant Letter. "Grant Letter" is defined as the letter from Summit to the Optionee dated August 1, 1997 confirming the conversion referred to in
Section I.

       (j) Optionee. An "Optionee" is defined to be an individual holding an Option.


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III.   ADMINISTRATION.  The Plan  shall be  administered  by the  Committee. The
Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems as necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Optionees and on their legal representatives and beneficiaries.


IV.    NO RIGHTS OF A SHAREHOLDER; NONTRANSFERABILITY.

       (a) An Optionee shall have no rights as a shareholder with respect to any Common Stock covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing in this Plan or in any Option confers on any person any right to continue in the employ of or perform any services for Summit or any affiliate of Summit or interferes in any way with the right of Summit or any affiliate of Summit to terminate the employment of any employee at any time.

       (b) The Options may not be transferred or assigned by an Optionee otherwise than by will or the laws of descent and distribution or be exercised other than by Optionee or his or her guardian or legal representative or, in the case of his or her death, by his or her personal representative, heir or legatee.


V.     COMMON STOCK SUBJECT TO THE PLAN; ADJUSTMENT PROVISIONS.
       Common Stock delivered upon exercise of an Option may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by Summit as treasury stock. If, as a result of any stock dividend, stock split, recapitalization, reorganization, reclassification, merger, consolidation, split-up, combination of shares, exchange of shares or other similar transaction, the outstanding Common Stock is increased or decreased, changed into or exchanged for a different number or kind or shares of other securities of the Company, the Committee shall proportionally adjust the number and kind of shares of Common Stock subject to Options and the price thereof as it deems appropriate to prevent dilution or enlargement of the rights of Optionees.


VI.    COLLECTIVE BANCORP OPTIONS

       (a) Manner of Exercise. - Collective Bancorp Options may be exercised from time to time, in whole or in part, by delivering a written notice of exercise specifying the number of shares being purchased and, except as otherwise provided below with respect to "Elections", full payment of the purchase price to the Office of the Corporate Secretary of Summit at 301 Carnegie Center, P.O. Box 2066, Princeton, New Jersey 08543-2066. Notices of exercise shall be deemed given when delivered in person or when mailed by registered mail with return receipt request and are irrevocable. Upon exercise of a Collective Bancorp Option, the purchase price will be payable in full in cash, or by the assignment and delivery to Summit of Shares of Common Stock owned by the Optionee, or, in some

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

combination thereof. Any shares so assigned and delivered to Summit in payment or partial payment of the purchase price will be valued at their Fair Market Value on the date of exercise. As an alternative to exercise of a Collective Bancorp Option by payment of the exercise price, an Optionee may elect to exercise the option by means of an "Election" which will entitle the Optionee to receive from Summit an amount of cash exactly equal (before applicable taxes are withheld) to the difference between the exercise price of the Optionee's Collective Bancorp Option and the Fair Market Value of a share of Summit Common Stock on the date of exercise, multiplied by the number of Shares with respect to which the Election is being made. Summit will provide for this Election by issuing Summit Common Stock in the Optionee's name and arranging for its immediate sale. In order for Summit to process an Election an Optionee must complete and return with his or her notice of exercise a brokerage account application and stock power.

       (b) Number of Options. - In the case of an option intended to qualify as an Incentive Stock Option, the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by an Optionee during any calendar year (under all plans of the Optionee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this section shall be construed and applied in accordance with
Section 422A(b)(7) of the Code and the regulations, if any, promulgated thereunder.

       (c) Expiration.

           (1) Non-Qualified Stock Options. A Collective Bancorp Option granted as a non-qualified stock option shall expire at the time set forth in the Grant Letter for the particular non-qualified stock option (subject to earlier termination as hereinafter provided).

           (2) Incentive Stock Options. A Collective Bancorp Option granted as a stock option intended to qualify as an incentive stock option under the Code shall expire at the time set forth in the Grant Letter for the particular incentive stock option, but in no event shall an incentive stock option be exercisable in whole or in part more than 10 years from the original date of grant under the Collective Bancorp Plan. To the extent an incentive stock option may be exercised only in installments, the Common Stock comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with Section 422A of the code.

       (d) Effect of Termination of Employment.

           (1) Non-Qualified Stock Options. Upon the termination of an Optionee's service for any reason other than disability, death, retirement or cause his non-qualified stock options shall be exercisable only as to those shares which were

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

               immediately purchasable by him at the date of termination and only for a period of three months following termination. If a participant is Discharged for Cause, all rights under his non-qualified stock options shall expire upon termination. In the event of the death, disability or retirement of any Optionee, all non-qualified stock options held by the Optionee, whether or not exercisable at such time, shall be exercisable by the Optionee or his legal representatives or beneficiaries for one year following the time of his death or cessation of employment. In no event shall the period extend beyond the expiration of the non-qualified stock option term.

           (2) Incentive Stock Options. Upon the termination of an Optionee's service for any reason other than disability, death, retirement or cause his incentive stock options shall be exercisable only as to those shares which were immediately purchasable by him at the date of termination and only for a period of three months following termination. If an Optionee is Discharged for Cause, all rights under his incentive stock options shall expire upon termination. In the event of death or disability of any Optionee, all incentive stock options held by such Optionee, whether or not exercisable at such time, shall be exercisable by his legal representatives or beneficiaries for one year following the date of his death or cessation of employment. Upon termination of an Optionee's service due to retirement, all incentive stock options held by such Optionee shall be exercisable for a period of three months following the date of his termination. In no event shall the period extend beyond the expiration of the incentive stock option term.

       (d) Withholding. - There will be deducted from each distribution of cash or Common Stock under the Plan the amount of the tax required by any governmental authority to be withheld.


VII.   COLLECTIVE FEDERAL OPTIONS

       (a) Manner of Exercise. -Collective Federal Options may be exercised from time to time in whole or in part (but for not less than 100 shares) by delivering a written notice of exercise specifying the number of shares being purchased and full payment of the purchase price to the Office of the Corporate Secretary of Summit at 301 Carnegie Center, P.O. Box 2066, Princeton, New Jersey 08543-2066. Exercises will be effective when such notice of exercise and full payment is received by the Corporate Secretary of Summit. Upon the exercise of a Collective Federal Option, the purchase price will be payable in full in cash or, in the discretion of the Committee, by the assignment and delivery to Summit of shares of Common Stock owned by the Optionee or a combination thereof. Any shares so assigned and delivered to Summit in payment of the purchase price will be valued at their Fair Market Value on the effective date of the exercise.

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


       (b) Expiration. - A Collective Federal Option shall expire at the time set forth in the Grant Letter for the particular Collective Federal Option (subject to earlier termination as hereinafter provided), which date shall not be later than the tenth anniversary of the original date of grant under the Collective Federal Plan.

       (c) Effective of Termination of Employment.

           (i) In the event of the death of an Optionee while in the employ of Summit or its subsidiaries the Collective Federal Options, whether or not exercisable at the time of the death of the Optionee, may be exercised, as provided herein, by the estate of the Optionee or by a person who acquired the right to exercise such Collective Federal Option by bequest or inheritance from such Optionee, within one year after the date of such death but not later than the date on which the Collective Federal Option would otherwise expire.

           (ii) If the employment of an Optionee is terminated by reason of disability as defined in Section 105(d)(4) of the Code, the Collective Federal Options held by such Optionee may be exercised, whether or not exercisable at the time of such termination of employment, within one year after such termination but not later than the date on which such Collective Federal Options would otherwise expire.

           (iii) If the employment of an Optionee is terminated for any reason other than such death or disability, Collective Federal Options held by such Optionee shall, to the extent not theretofore exercised, be canceled upon such termination and shall not thereafter be exercisable; provided, however, that an Optionee whose employment is terminated by retirement in accordance with Summit's normal retirement policies, as determined by the Committee, shall be permitted to exercise such Collective Federal Options, whether or not exercisable at the time of such termination, for a period of three months after the date of such termination but not later than the date on which the Collective Federal Options would otherwise expire.

       (d) Withholding. - Summit shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the exercise of any Collective Federal Option or the sale of Common Stock acquired upon the exercise of an incentive stock option in order for Summit to obtain a tax deduction available to Summit as a consequence of such exercise or sale, as the case may be.


VII. AMENDMENT OF THE PLAN. The Board of Directors of Summit may at any time, and from time to time, modify or amend the Plan in any respect; provided however, that if necessary to continue to qualify the Plan under SEC Rule 16b-3, shareholder approval shall also be required for any modification or amendment which extends the period during which options may be granted or exercised beyond the times originally prescribed. No such modification or amendment may affect the rights of an Optionee under an outstanding Option.


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